STAG INDUSTRIAL ANNOUNCES SECOND QUARTER
2016 RESULTS

Boston, MA — August 2, 2016 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and operation of single-tenant, industrial properties throughout the United States, today announced its financial and operating results for the second quarter of 2016.

“STAG and its industrial peers are benefiting from the very favorable conditions that currently exist in the U.S. industrial real estate market,” said Ben Butcher, Chief Executive Officer of the Company.  “Our disciplined and differentiated approach to real estate investing continues to deliver both income and growth to our shareholders.”

Highlights:

•
Reported $(0.20) of Net Loss per diluted share for the second quarter of 2016. Reported $(13.8) million of Net Loss Attributable to Common Stockholders for the second quarter of 2016, compared to $(7.6) million for the second quarter ended June 30, 2015.

•
Achieved $0.38 of Core FFO per diluted share for the second quarter of 2016, an increase of 5.6% compared to the second quarter ended June 30, 2015. Generated Core FFO of $27.2 million compared to $24.7 million for the second quarter of 2015, an increase of 10.1%. For the six months ended June 30, 2016, Core FFO increased 13.5% in the aggregate compared to the same period last year.

•
Generated Cash NOI of $49.0 million compared to $43.4 million for the second quarter of 2015, an increase of 12.9%. For the six months ended June 30, 2016, Cash NOI increased 16.1% in the aggregate compared to the same period last year.

•	Acquired five buildings consisting of 1.4 million square feet for $58.2 million with a weighted average Capitalization Rate of 7.9% in the second quarter of 2016.

•	Sold seven buildings consisting of 634,404 square feet for $17.8 million during the second quarter of 2016.

•
Achieved occupancy of 94.9% and executed leases for 2.3 million square feet for the second quarter of 2016. Experienced a cash rent change and GAAP Rent Change of (1.0)% and 5.1%, respectively, for the quarter’s comparable leasing activity.

•
Experienced 75.4% Retention for 921,971 square feet of leases expiring in the quarter. Achieved an increase in cash rent change and GAAP Rent Change of 5.8% and 9.9%, respectively, for the quarter’s renewals.

•	Subsequent to quarter end, raised gross proceeds of $76.1 million of common equity at an average price of $23.77 through the Company's ATM program.

Please refer to the Non-GAAP Financial Measures and Other Defined Terms section at the end of this release for definitions of capitalized terms used in this release.

The Company will host a conference call tomorrow, August 3, 2016, to discuss the quarter’s results and provide information about acquisitions, operations, capital markets, and corporate activities. Details of the call can be found at the end of this release.

Key Financial Measures

SECOND QUARTER 2016 KEY FINANCIAL MEASURES

	Three months ended June 30,			Six months ended June 30,
Metrics	2016	2015	% Change	2016	2015	% Change
($000,000s, except per share data)
Net loss attributable to common stockholders	$(13.8)	$(7.6)	(81.0)%	$(5.5)	$(11.7)	53.0%
Loss per share — basic and diluted	$(0.20)	$(0.12)	(66.7)%	$(0.08)	$(0.18)	55.6%
Cash NOI	$49.0	$43.4	12.9%	$98.4	$84.8	16.1%
Adjusted EBITDA	$43.1	$37.7	14.4%	$86.4	$73.3	17.8%
Core FFO	$27.2	$24.7	10.1%	$54.9	$48.4	13.5%
Core FFO per share / unit - basic	$0.38	$0.36	5.6%	$0.76	$0.71	7.0%
Core FFO per share / unit - diluted	$0.38	$0.36	5.6%	$0.76	$0.71	7.0%
AFFO	$28.2	$25.1	12.6%	$56.8	$50.0	13.6%

Definitions of the above mentioned non-GAAP financial measures, together with reconciliations to Net Income (Loss) in accordance with GAAP, appear at the end of this release. Please also see the Company’s supplemental information package for additional disclosure.
Acquisition & Disposition Activity

For the three months ended June 30, 2016, the Company acquired five buildings for $58.2 million with an Occupancy Rate of 100% upon acquisition. The chart below details the acquisition activity for the quarter:

SECOND QUARTER 2016 ACQUISITION ACTIVITY

Location (CBSA) (1)	Date Acquired	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Chicago-Naperville-Elgin, IL-IN-WI	4/28/2016	249,470	1	$8.7	3.3
Visalia-Porterville, CA	5/6/2016	635,281	1	27.9	10.5
Atlanta-Sandy Springs-Roswell, GA	5/11/2016	152,036	1	5.5	4.9
Reading, PA	5/23/2016	248,000	1	9.6	2.7
Charlotte-Concord-Gastonia, NC-SC	6/3/2016	104,852	1	6.5	2.9
Total/Weighted Average		1,389,639	5	$58.2	6.2	7.9%
(1) Core based statistical area

 The chart below details the 2016 acquisition activity and pipeline through August 2, 2016:

2016 ACQUISITION ACTIVITY & PIPELINE DETAIL

	Square Feet	Buildings	Purchase Price ($MM)	Weighted Average Lease Term (Years)	Capitalization Rate
Q1	710,754	5	$27.9	4.2	8.5%
Q2	1,389,639	5	58.2	6.2	7.9%
2016 Closed Acquisitions	2,100,393	10	$86.1	5.5	8.1%

As of August 2, 2016 (1)
Subsequent to Quarter-End Acquisitions	795,162	3	$30.3
Under Contract	2,771,287	11	141.9
Non-Binding Letter of Intent ("LOI")	2,121,843	9	111.9
Total Under Contract & LOI	5,688,292	23	$284.1

Pipeline	38.0 million	164	$1,848.3
(1) The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under Letter of Intent require the negotiation and execution of definitive purchase and sale agreements. There can be no assurance that any of the properties under contract or Letter of Intent will be acquired on the terms anticipated or at all.

During the three months ended June 30, 2016, the Company sold seven buildings consisting of 634,404 square feet for $17.8 million. The chart below details the disposition activity for the three and six months ended June 30, 2016:

YEAR-TO-DATE DISPOSITIONS ACTIVITY

Year	Square Feet	Buildings	Gross Proceeds ($MM)
Q1	1,182,450	4	$32.8
Q2	634,404	7	17.8
Total	1,816,854	11	$50.6

Subsequent to quarter end and through August 2, 2016, the Company sold two non-core, flex/office buildings consisting of 51,509 square feet for $275,000 and has entered into two contracts to sell two buildings consisting of 236,065 square feet for $9.8 million.(1)

Leasing Activity

Unless otherwise defined, the following leasing disclosure excludes non-core, flex/office assets.

For the three months ended June 30, 2016, the Company executed 13 leases for approximately 2.3 million square feet. The chart below details the leasing activity for leases signed during the quarter:

SECOND QUARTER 2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvements $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New Leases	47,700	5.5	$3.75	$3.72	$1.17	$0.00	$1.17	N/A (1)	N/A (1)
Renewal Leases	1,877,756	3.6	3.49	3.55	0.13	0.05	0.18	(1.0)%	5.1%
Total /Weighted Avg New & Renewal	1,925,456	3.6	$3.50	$3.55	$0.16	$0.04	$0.20	(1.0)%	5.1%
Temporary Leases	348,120
Total Leasing Activity	2,273,576
 (1) No Comparable Leases for the Cash and GAAP rent change.

The chart below details the leasing activity for the six months ended June 30, 2016:

2016 LEASING ACTIVITY

Lease Type	Square Feet	W.A. Lease Term (Years)	Cash Base Rent $/SF	GAAP Base Rent $/SF	Lease Commissions $/SF	Tenant Improvement $/SF	Total Costs $/SF	Cash Rent Change	GAAP Rent Change
New Leases	220,380	6.7	$4.31	$4.54	$1.92	$0.00	$1.92	N/A (1)	N/A (1)
Renewal Leases	3,410,797	4.4	4.05	4.18	0.26	0.27	0.53	(0.7)%	4.9%
Total /Weighted Avg New & Renewal	3,631,177	4.6	$4.07	$4.20	$0.36	$0.25	$0.61	(0.7)%	4.9%
Temporary Leases	663,740
Total Leasing Activity	4,294,917
 (1) No Comparable Leases for the Cash and GAAP rent change.

The Company experienced 75.4% Retention for leases expiring in the quarter. The chart below details the Retention activity for the three and six months ended June 30, 2016:

(1) The purchase and sale agreements for the properties under contract are subject to satisfaction of closing conditions, and the properties under Letter of Intent require the negotiation and execution of definitive purchase and sale agreements. There can be no assurance that any of the properties under contract or Letter of Intent will be acquired on the terms anticipated or at all

2016 RETENTION

Quarter	Expiring Square Footage	Retained Square Footage	W.A. Lease Term (Years)	Retention	Cash Rent Change	GAAP Rent Change
Q1	1,251,975	530,485	3.2	42.4%	3.1%	6.1%
Q2	921,971	695,395	5.0	75.4%	5.8%	9.9%
Total / Weighted Average	2,173,946	1,225,880	4.2	56.4%	4.8%	8.5%

The Occupancy Rate of the portfolio as of June 30, 2016 was 94.9% and, when excluding non-core, flex/office buildings, 95.6%.

As of June 30, 2016, the Company's portfolio included 19 non-core, flex/office buildings that constituted approximately 2% of the overall portfolio's square footage and approximately 3% of the overall portfolio's annualized base rental revenue. There was one non-core, flex/office lease signed for the three and six months ended June 30, 2016 for 46,265 square feet for a term of 1.6 years.
Liquidity and Capital Market Activity

As of June 30, 2016, the Company had total Debt Capacity of $533 million and liquidity of $438 million, comprised of $8 million of cash and $430 million of Immediate Availability on the Company’s unsecured credit facility and unsecured term loans.

Subsequent to quarter end, the Company raised gross proceeds of $76.1 million of common equity at an average price of $23.77 through the Company's ATM program.
Dividends

Subsequent to quarter end, on August 1, 2016, the Company’s Board of Directors declared a monthly common stock dividend of $0.115833 per share for the months of October, November, and December 2016. The chart below details the common dividends declared:

THIRD & FOURTH QUARTER 2016 COMMON DIVIDENDS

Month	Record Date	Payment Date	Dividend
July 2016	July 29, 2016	August 15, 2016	$0.115833
August 2016	August 31, 2016	September 15, 2016	$0.115833
September 2016	September 30, 2016	October 17, 2016	$0.115833
October 2016	October 31, 2016	November 15, 2016	$0.115833
November 2016	November 30, 2016	December 15, 2016	$0.115833
December 2016	December 30, 2016	January 16, 2017	$0.115833

Subsequent to quarter end, on August 1, 2016, the Company’s Board of Directors declared the following third quarter preferred stock dividends:

THIRD QUARTER 2016 PREFERRED DIVIDENDS DECLARED

Series	Record Date	Payment Date	Quarterly Dividend
Series A - 9.000% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A)	September 15, 2016	September 30, 2016	$0.5625000
Series B - 6.625% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B)	September 15, 2016	September 30, 2016	$0.4140625
Series C - 6.875% Cumulative Redeemable Preferred Stock (NYSE: STAG Pr C)	September 15, 2016	September 30, 2016	$0.4296875

The Company’s dividend policy is set by the Board of Directors, which considers, among other factors, REIT distribution requirements and recurring, distributable, cash income.

Conference Call

The Company will host a conference call tomorrow, Wednesday, August 3, at 10:00 a.m. (Eastern Time) to discuss the quarter’s results.  The call can be accessed live over the phone toll-free by dialing (877) 407-4018, or for international callers, (201) 689-8471.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517.  The passcode for the replay is 13639887.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385
Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	June 30, 2016	December 31, 2015
Assets
Rental Property:
Land	$234,785	$228,919
Buildings and improvements, net of accumulated depreciation of $171,458 and $150,395, respectively	1,339,752	1,332,298
Deferred leasing intangibles, net of accumulated amortization of $225,601 and $200,758, respectively	256,393	276,272
Total rental property, net	1,830,930	1,837,489
Cash and cash equivalents	8,005	12,011
Restricted cash	14,566	8,395
Tenant accounts receivable, net	21,702	21,478
Prepaid expenses and other assets	20,741	18,064
Interest rate swaps	—	1,867
Assets held for sale, net	6,617	—
Total assets	$1,902,561	$1,899,304
Liabilities and Equity
Liabilities:
Unsecured credit facility	$64,000	$56,000
Unsecured term loans, net	296,922	296,618
Unsecured notes, net	397,843	397,720
Mortgage notes, net	197,919	229,910
Accounts payable, accrued expenses and other liabilities	29,666	25,662
Interest rate swaps	18,808	3,766
Tenant prepaid rent and security deposits	14,535	14,628
Dividends and distributions payable	8,327	8,234
Deferred leasing intangibles, net of accumulated amortization of $9,304 and $8,536, respectively	14,143	11,387
Total liabilities	1,042,163	1,043,925

Equity:
Preferred stock, par value $0.01 per share, 15,000,000 shares authorized,
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2016 and December 31, 2015	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2016 and December 31, 2015	70,000	70,000
Series C, 3,000,000 shares (liquidation preference of $25.00 per share) issued and outstanding at June 30, 2016 and no shares issued and outstanding at December 31, 2015	75,000	—
Common stock, par value $0.01 per share, 150,000,000 shares authorized, 68,186,375 and 68,077,333 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively	682	681
Additional paid-in capital	1,018,105	1,017,394
Common stock dividends in excess of earnings	(387,306)	(334,623)
Accumulated other comprehensive loss	(18,373)	(2,350)
Total stockholders’ equity	827,108	820,102
Noncontrolling interest	33,290	35,277
Total equity	860,398	855,379
Total liabilities and equity	$1,902,561	$1,899,304

CONSOLIDATED STATEMENTS OF OPERATIONS
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenue
Rental income	$51,715	$45,220	$103,064	$88,470
Tenant recoveries	8,454	7,485	17,896	15,072
Other income	73	131	154	283
Total revenue	60,242	52,836	121,114	103,825
Expenses
Property	11,759	10,071	24,414	20,316
General and administrative	7,751	7,495	18,770	15,024
Property acquisition costs	583	1,187	1,135	1,505
Depreciation and amortization	31,018	27,257	61,298	53,386
Loss on impairments	11,231	2,645	11,231	2,645
Other expenses	318	478	578	666
Total expenses	62,660	49,133	117,426	93,542
Other income (expense)
Interest income	2	2	5	5
Interest expense	(10,490)	(8,933)	(21,337)	(16,943)
Loss on extinguishment of debt	(839)	—	(1,973)	—
Gain on the sales of rental property	3,273	—	20,946	—
Total other income (expense)	(8,054)	(8,931)	(2,359)	(16,938)
Net income (loss) from continuing operations	$(10,472)	$(5,228)	$1,329	$(6,655)
Net income (loss)	$(10,472)	$(5,228)	$1,329	$(6,655)
Less: loss attributable to noncontrolling interest after preferred stock dividends	(745)	(397)	(287)	(592)
Net income (loss) attributable to STAG Industrial, Inc.	$(9,727)	$(4,831)	$1,616	$(6,063)
Less: preferred stock dividends	4,001	2,712	6,913	5,424
Less: amount allocated to participating securities	95	95	195	196
Net loss attributable to common stockholders	$(13,823)	$(7,638)	$(5,492)	$(11,683)
Weighted average common shares outstanding — basic and diluted	67,910,361	65,285,388	67,899,789	64,788,561
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.20)	$(0.12)	$(0.08)	$(0.18)
Loss per share — basic and diluted	$(0.20)	$(0.12)	$(0.08)	$(0.18)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$(10,472)	$(5,228)	$1,329	$(6,655)
Asset management fee income	(65)	(98)	(106)	(215)
General and administrative	7,751	7,495	18,770	15,024
Property acquisition costs	583	1,187	1,135	1,505
Depreciation and amortization	31,018	27,257	61,298	53,386
Interest income	(2)	(2)	(5)	(5)
Interest expense	10,490	8,933	21,337	16,943
Loss on impairments	11,231	2,645	11,231	2,645
Loss on extinguishment of debt	839	—	1,973	—
Other expenses	318	478	578	666
Gain on the sales of rental property	(3,273)	—	(20,946)	—
Corporate sublease rental income	—	(51)	—	(102)
NET OPERATING INCOME	$48,418	$42,616	$96,594	$83,192

Net operating income	$48,418	$42,616	$96,594	$83,192
Straight-line rent adjustments, net	(899)	(1,409)	(1,350)	(2,700)
Intangible amortization in rental income, net	1,521	2,215	3,187	4,280
CASH NET OPERATING INCOME	$49,040	$43,422	$98,431	$84,772

Cash net operating income	$49,040
Cash NOI from acquisitions' and dispositions' timing	325
Cash termination income	(20)
RUN RATE CASH NOI	$49,345

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$(10,472)	$(5,228)	$1,329	$(6,655)
Intangible amortization in rental income, net	1,521	2,215	3,187	4,280
Straight-line rent adjustments, net	(815)	(728)	(1,185)	(1,481)
Non-cash compensation expense	2,044	1,900	4,085	3,747
Termination income	(74)	(684)	(128)	(1,227)
Property acquisition costs	583	1,187	1,135	1,505
Depreciation and amortization	31,018	27,257	61,298	53,386
Interest income	(2)	(2)	(5)	(5)
Interest expense	10,490	8,933	21,337	16,943
Severance costs	—	—	3,063	—
Non-recurring other expenses	—	167	—	167
Loss on impairments	11,231	2,645	11,231	2,645
Loss on extinguishment of debt	839	—	1,973	—
Gain on the sales of rental property	(3,273)	—	(20,946)	—
ADJUSTED EBITDA	$43,090	$37,662	$86,374	$73,305

Adjusted EBITDA	$43,090
Adjusted EBITDA from acquisitions' and dispositions' timing	325
RUN RATE ADJUSTED EBITDA	$43,415

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
STAG Industrial, Inc.
(unaudited, $000s, except share data)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$(10,472)	$(5,228)	$1,329	$(6,655)
Rental property depreciation and amortization	30,952	27,213	61,183	53,300
Loss on impairments	11,231	2,645	11,231	2,645
Gain on the sales of rental property	(3,273)	—	(20,946)	—
Funds from operations	$28,438	$24,630	$52,797	$49,290
Preferred stock dividends	(4,001)	(2,712)	(6,913)	(5,424)
Amount allocated to participating securities	(95)	(95)	(195)	(196)
Funds from operations attributable to common stockholders and unit holders	$24,342	$21,823	$45,689	$43,670

Funds from operations attributable to common stockholders and unit holders	$24,342	$21,823	$45,689	$43,670
Intangible amortization in rental income, net	1,521	2,215	3,187	4,280
Termination income	(74)	(684)	(128)	(1,227)
Property acquisition costs	583	1,187	1,135	1,505
Loss on extinguishment of debt	839	—	1,973	—
Severance costs	—	—	3,063	—
Non-recurring other expenses	—	167	—	167
CORE FUNDS FROM OPERATIONS	$27,211	$24,708	$54,919	$48,395

Weighted average common shares, participating securities, performance units and other units
Weighted average common shares outstanding	67,910,361	65,285,388	67,899,789	64,788,560
Weighted average participating securities outstanding	275,426	286,280	280,442	288,269
Weighted average units outstanding	3,702,373	3,458,742	3,691,289	3,354,636
Weighted average common shares, participating securities, other units - basic and diluted	71,888,160	69,030,410	71,871,520	68,431,465
Weighted average performance units	258,904	—	163,593	—
Weighted average common shares, participating securities, performance and other units - diluted	72,147,064	69,030,410	72,035,113	68,431,465
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.38	$0.36	$0.76	$0.71
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.38	$0.36	$0.76	$0.71

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$27,211	$24,708	$54,919	$48,395
Add: non-rental property depreciation and amortization	66	44	115	86
Straight-line rent adjustments, net	(815)	(728)	(1,185)	(1,481)
Recurring capital expenditures	(284)	(324)	(753)	(336)
Renewal lease commissions and tenant improvements	(406)	(753)	(1,137)	(885)
Non-cash portion of interest expense	401	210	780	506
Non-cash compensation expense	2,044	1,900	4,085	3,747
ADJUSTED FUNDS FROM OPERATIONS (1)	$28,217	$25,057	$56,824	$50,032

(1) Excludes Non-recurring capital expenditures of approximately $2,436, $4,693, $3,957 and $4,674 and new LCs and TIs of approximately $167, $857, $111 and $215, for the three and six months ended June 30, 2016 and June 30, 2015, respectively.

Non-GAAP Financial Measures and Other Definitions

Acquisition Capital Expenditure: We define Acquisition Capital Expenditure as Recurring and Non-Recurring Capital Expenditures identified at the time of acquisition and underwritten to occur in the first twelve months. Acquisition Capital Expenditures also include new lease commissions and tenant improvements for space that was not occupied under STAG's ownership.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA), and Run Rate Adjusted EBITDA: We define Adjusted EBITDA as net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, gain on the sales of rental property, termination income, straight-line rent adjustments, non-cash compensation, intangible amortization in rental income, loss on impairments, loss on extinguishment of debt and other non-recurring items.

We define Run Rate Adjusted EBITDA as Adjusted EBITDA plus incremental Adjusted EBITDA related to acquisitions acquired in each quarter for which a full quarter’s results were not reflected less Adjusted EBITDA related to the quarter’s dispositions. Run Rate Adjusted EBITA does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

Adjusted EBITDA and Run Rate EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, Adjusted EBITDA and Run Rate Adjusted EBITDA should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We believe that Adjusted EBITDA and Run Rate Adjusted EBITDA are helpful to investors as supplemental measures of the operating performance of a real estate company because they are direct measures of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers.

Capitalization Rate: We define Capitalization Rate as the estimated weighted average cash capitalization rate, calculated by dividing (i) the Company’s estimate of year one net operating income from the applicable property’s operations stabilized for occupancy (post-lease-up for vacant properties), which does not include termination income, miscellaneous other income, capital expenditures, general and administrative costs, reserves, tenant improvements and leasing commissions, credit loss, or vacancy loss, by (ii) the Purchase Price plus estimated Acquisition Capital Expenditures. These capitalization rate estimates are subject to risks, uncertainties, and assumptions and are not guarantees of future performance, which may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control, including those risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

Comparable Lease: We define a Comparable Lease as a lease with a similar lease structure as compared to the previous in-place lease, excluding new leases for space that was not occupied under STAG's ownership, leases on space with downtime in excess of two years, leases associated with non-core flex/office assets, and leases with materially different lease structures.

Debt Capacity: We define Debt Capacity as the aggregate undrawn nominal commitments under the Company’s unsecured debt instruments.

Funds from Operations (FFO), Core FFO, and Adjusted FFO (AFFO): We define FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. Core FFO and AFFO exclude property acquisition costs, lease termination income, intangible amortization in rental income, loss on extinguishment of debt, and non-recurring other expenses. AFFO also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements.

None of FFO, Core FFO or AFFO should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. We use FFO as a supplemental performance measure because it is a widely recognized measure of the performance of REITs. FFO may be used by investors as a basis to compare our operating performance with that of other REITs. We and investors may use Core FFO and AFFO similarly as FFO.

However, because FFO, Core FFO and AFFO exclude, among other items, depreciation and amortization and capture neither the changes in the value of our buildings that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our buildings, all of which have real economic effects and could materially impact our results from operations, the utility of theses measures as measures of our performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Similarly, our calculations of Core FFO and AFFO may not be comparable to similarly titled measures disclosed by other REITs.

GAAP: U.S. generally accepted accounting principles.

GAAP Rent Change: We define GAAP Rent Change as the change in the average base rent (excluding above/below market lease amortization as required by GAAP) of the Comparable Lease.

Immediate Availability: We define Immediate Availability as the amount of Debt Capacity the Company could immediately borrow consistent with the financial covenants in its debt instruments.

Net operating income (NOI), Cash NOI, and Run Rate Cash NOI: We define NOI as rental income, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, loss on impairments, general and administrative expenses, interest expense, interest income, corporate sub-lease rental income, asset management fee income, property acquisition costs, loss on extinguishment of debt, gain on sales of rental property, and other expenses.

We define Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income.

We define Run Rate Cash NOI as Cash NOI plus Cash NOI adjusted for a full period of acquisitions, less cash termination income, and less Cash NOI from dispositions. Run rate Cash NOI does not reflect the Company’s historical results and does not predict future results, which may be substantially different.

We consider NOI, Cash NOI and Run Rate Cash NOI to be appropriate supplemental performance measures to net income because we believe they help us and investors understand the core operations of our buildings. None of these measures should be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, these measurements should be compared with our reported net income or net loss in accordance with GAAP, as presented in our consolidated financial statements. Further, our calculations of NOI, Cash NOI and Run Rate NOI may not be comparable to similarly titled measures disclosed by other REITs.
Non-Recurring Capital Expenditures: We define Non-Recurring Capital Expenditures as capital items for upgrades or items that previously did not exist at a building or capital items which have a longer useful life, such as roof replacements.
Occupancy Rate: We define Occupancy Rate as the percentage of total leasable square footage for which the lease term has commenced as of the close of the reporting period.

Pipeline: We define Pipeline as a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process.  The pipeline also includes transactions under contract and transactions with non-binding LOIs.

Recurring Capital Expenditures: We define Recurring Capital Expenditures as capital items required to sustain existing systems and capital items which generally have a shorter useful life.
Renewal Lease: We define a Renewal Lease as a lease signed by an existing tenant to extend the term for twelve months or more, including (i) a renewal of the same space as the current lease at lease expiration, (ii) a renewal of only a portion of the current space at lease expiration and (iii) an early renewal or workout, which ultimately does extend the original term for twelve months or more, but the renewal term commences before the lease expiration of their current lease. Renewal Leases exclude flex/office assets unless otherwise defined.

Real Estate Cost Basis: We define Real Estate Cost Basis as the book value of rental property and deferred leasing intangibles, exclusive of the related accumulated depreciation and amortization.

Retention: We define Retention as the percentage determined by taking Renewal Lease square footage commencing in the period divided by square feet of leases expiring in the period.  Neither the Renewal Leases nor leases expiring include Temporary Leases or License Agreements. Retention excludes flex/office assets unless otherwise defined.

Temporary Leases/License Agreements: We define a Temporary Lease or a License Agreement as any lease that is signed for an initial term of less than twelve months; this includes short-term new leases and short-term renewal leases.

Weighted Average Lease Term: We define Weighted Average Lease Term as the lease term in years as of the lease start date weighted by square footage. Weighted Average Lease Term related to acquired assets reflects the remaining lease term in years as of the acquisition date weighted by square footage.